UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)    January 20, 2005
                                                    ----------------------------



                           Chester Valley Bancorp Inc.
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             (Exact name of registrant as specified in its charter)


Pennsylvania                           0-18833                    23-2598554
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(State or other jurisdiction   (Commission File Number)         (IRS Employer
of incorporation)                                            Identification No.)


100 E. Lancaster Avenue, Downingtown, PA                            19335
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code (610) 269-9700
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                                 Not Applicable
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              (Former name, former address and former fiscal year,
                         if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.14d-2(b))
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
            ------------------------------------------

     As previously disclosed, on January 20, 2005, Chester Valley Bancorp Inc. ("Chester Valley") and Willow Grove Bancorp, Inc. ("Willow Grove") announced that they had entered into an Agreement and Plan of Merger, dated as of January 20, 2005 (the "Merger Agreement"), which sets forth the terms and conditions pursuant to which Chester Valley will be merged with and into Willow Grove (the "Merger").

     The Merger Agreement provides, among other things, that as a result of the Merger each outstanding share of common stock of Chester Valley, par value $1.00 per share ("Chester Valley Common Stock"), (subject to certain exceptions) will be converted into the right to receive either $27.09 in cash or 1.4823 shares of common stock of Willow Grove, par value $0.01 per share ("Willow Grove Common Stock"), plus cash in lieu of any fractional share interest, subject to the election and allocation procedures set forth in the Agreement which are intended to ensure that approximately 64.8% of the outstanding shares of Chester Valley Common Stock will be converted into the right to receive Willow Grove Common Stock and 35.2% of the outstanding shares of Chester Valley Common Stock will be converted into the right to receive cash. Outstanding Chester Valley stock options will, at the election of the option holder, be cancelled in exchange for a cash payment per option share based on the difference between $27.09 and the applicable option exercise price, or converted into options to purchase an equivalent number of shares of Willow Grove Common Stock, adjusted based on a
1.4823 per share exchange ratio.

     Consummation of the Merger is subject to a number of customary conditions, including but not limited to (i) the approval of the Agreement by the shareholders of both Willow Grove and Chester Valley and (ii) the receipt of requisite regulatory approvals of the Merger and the proposed merger of Chester Valley's banking subsidiary, First Financial Bank ("First Financial"), with and into Willow Grove's banking subsidiary, Willow Grove Bank, following consummation of the Merger. The Merger is intended to qualify as a reorganization for federal income tax purposes, such that the shares of Chester Valley exchanged for Willow Grove Common Stock will be issued to Chester Valley shareholders on a tax-free basis.

     In addition, directors of each of Chester Valley and Willow Grove entered into a Shareholder Agreement with Willow Grove and Chester Valley, respectively (the "Shareholder Agreements"), pursuant to which each such person agreed, among other things, to vote his or her shares of Chester Valley Common Stock or Willow Grove Common Stock, as the case may be, in favor of the Merger Agreement at a meeting of shareholders of Chester Valley and Willow Grove, respectively, to be called to consider and approve the Merger Agreement.

     The Merger Agreement provides that, upon the effective time of the Merger, the size of Willow Grove's Board of Directors will be increased from ten to seventeen directors, seven of whom will have been chosen by the current Board of Directors of Chester Valley. Donna M. Coughey, the current President and Chief Executive Officer of Chester Valley and First Financial will become President and Chief Executive Officer of Willow Grove and Willow Grove Bank. Willow Grove and Willow Grove Bank have entered into an employment agreement, effective as of the effective time of the Merger, which provides for the terms of Ms. Coughey's employment with Willow Grove and Willow Grove Bank and will supersede her existing agreement with Chester Valley and First Financial. As a result of the Merger Agreement and in order to implement the previously announced retirement plans of Frederick A. Marcell Jr., the President and Chief Executive Officer of Willow Grove and Willow Grove Bank, Willow Grove and Willow Grove Bank have entered into a Retirement and Severance Agreement with Mr. Marcell which will have the effect of terminating Mr. Marcell's employment agreement upon the consummation of the Merger. Willow Grove's current Vice-Chairman, Rosemary C. Loring, will become Chairman of Willow Grove when its current Chairman, William
W. Langan relinquishes that position (which is scheduled to occur on June 30, 2005). Willow Grove Bank also entered into new employment agreements with First Financial executives G. Richard Bertolet, Matthew D. Kelly and Colin Maropis, each of whom will, as of the effective time of the Merger, become Executive Vice Presidents with Willow Grove Bank (the "Executive Vice President Agreements").

     The Merger Agreement contains certain termination rights for each of Willow Grove and Chester Valley and further provides that, upon termination of the Merger Agreement under specified circumstances, Chester Valley may be required to pay to Willow Grove a termination fee of $6 million.

     The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full Merger Agreement, a copy of which (including the forms of Shareholder Agreements which are attached as Exhibits A and B thereto) is filed as Exhibit 2.1 and incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS
            ---------------------------------

       (a)  Not applicable.

       (b)  Not applicable.

       (c)  The following exhibits are included with this Report:

            Exhibit No.     Description
            -----------     -----------
                2.1         Agreement and Plan of Merger, dated January 20,
                             2005, by and between Chester Valley Bancorp Inc. and Willow Grove Bancorp, Inc. (including the forms of Shareholder Agreements attached thereto as Exhibits A and B)
               99.1         Press Release, dated January 20, 2005, announcing
                            execution of the Merger Agreement*
            --------------
            *   Previously filed.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CHESTER VALLEY BANCORP INC.


                                By: /s/ Donna M. Coughey
                                    --------------------------------------------
                                    Name: Donna M. Coughey
                                    Title: President and Chief Executive Officer

Date: January 26, 2005